Exhibit 99.1

PRESS RELEASE

VCG Holding Corp. Announces Completion of Purchase of LaBoheme
Gentlemen’s Cabaret in Denver, CO

–      5th Acquisition in Denver

–      12th Acquisition this Year

DENVER (BUSINESS WIRE) December 26, 2007 — VCG Holding Corp. (AMEX: PTT), a growing and leading consolidator and operator of adult nightclubs, today announced that it has completed its previously announced acquisition of LaBoheme Gentlemen’s Cabaret in Denver, CO.  The definitive agreement for this acquisition was previously announced in a press release dated December 6, 2007.  The Company received its liquor license and took over full operations on December 21, 2007.

VCG Holding has purchased all of the assets including intellectual property from 1443 Corp., the owner of LaBoheme, for $5.0 million.  The Company paid 3.6 times EBITDA and funded the acquisition through cash and lines of credit.  In the previous 12 months, the club generated revenues of approximately $3.5 million and operating profits on a pro forma basis in excess of $1.4 million.

LaBoheme is a 12,000 square feet club and is directly across from the Denver convention center’s main entrance.  The club’s EBITDA for 2007 is expected to be $1.4 million with add backs.  VCG Holding’s management estimates that EBITDA for 2008 will be over $1.5 million, as a result of the major events in the Denver area for 2008 and the realization of operating and marketing efficiencies.  Further, the Company expects to realize similar operating and marketing efficiencies at its other Denver area clubs.

Troy Lowrie, Chairman and CEO of VCG Holding, stated, “With this acquisition VCG Holding now has five Denver area locations, including the only two downtown locations in the city.  We expect all of our locations in Denver to have a very good year in 2008 with a number of events occurring in the city including the Democratic National Convention in August, as well as other major conventions.

“The LaBoheme acquisition demonstrates our business plan of clustering club locations in major metropolitan markets.  This technique allows key management to oversee multiple locations and gain efficiencies in our operations.  We now have five locations in both Denver and St. Louis, and we expect to expand our cluster operating model to the other cities during the next few years.  This acquisition brings the total number of acquisitions in 2007 to 12 clubs.  Being one of a few adult entertainment consolidators, we look forward to more accretive acquisitions in 2008 and beyond,” concluded Mr. Lowrie.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 | 1.800.627.8243 |
www.vcgh.com

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:

Troy H. Lowrie, CEO

Brent Lewis, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
blewis@vcgh.com